UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 28, 2005


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                     0-26509                    65-0601272
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 769-3749
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective September 28, 2005, our wholly-owned subsidiary, National Coal Corporation, entered into a letter agreement (the "Agreement") with Kenneth
F. Hodak pursuant to which National Coal Corporation will employ him as Executive Vice President and Chief Operating Officer. A summary description of the material terms of the Agreement appears under Item 5.02 of this Form 8-K and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     APPOINTMENT OF CHIEF OPERATING OFFICER

         On September 29, 2005, we announced the appointment of Kenneth F. Hodak as the Chief Operating Officer of our wholly-owned subsidiary, National Coal Corporation, effective October 1, 2005.

         A coal industry veteran, Mr. Hodak (age 50) comes to us from Arch Coal, Inc. where he was Senior Vice President of Sales. He started at Arch Coal in 1996 as a mine manager and became General Manager of Arch West Virginia in 1999 before being named Senior Vice President of Sales in 2002. Prior to his employment at Arch Coal he attended The College of Law at West Virginia University, graduated in 1996, and was admitted to the Virginia State bar in 1997. Prior to attending law school Mr. Hodak was employed by Ashland Coal in operations management, as mine manager and later as General Manager (1984-1993).

         The Agreement provides that Mr. Hodak will receive an annual base salary of $240,000 and a sign-on bonus of $85,000, which bonus must be repaid if he does not remain employed by us for at least twelve months. Mr. Hodak is also eligible for an annual bonus equal to up to one-half of his annual salary, to be determined based upon his performance and attainment of goals as agreed by senior management and our Board of Directors. Mr. Hodak will be entitled to receive all benefits generally available to our senior executives.

         We agreed, subject to Compensation Committee approval, to grant Mr. Kodak time-vesting stock options to purchase 100,000 shares of our Common Stock pursuant to our 2004 Stock Option Plan. The options will vest in four equal annual installments as long as Mr. Hodak remains employed by National Coal Corporation.

         If the Company terminates Mr. Hodak without cause and for the convenience of the Company, he is entitled to receive a severance payment equal to 6 months of his base salary at the termination date and his stock options will continue to vest. Notwithstanding the foregoing, if Mr. Hodak's employment terminates following a "change in control" he will be entitled to receive a severance payment equal to 12 months of his base salary at the termination date and his stock options will continue to vest.

         Mr. Hodak did not have any material interest, direct or indirect, in any material transaction to which we were a party during the last two years, and does not have any such interest in any material transaction which is presently proposed. Mr. Hodak does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.

         A press release announcing Mr. Hodak's appointment is attached hereto as Exhibit 99.1.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  ------   -----------

                  99.1     Press Release  announcing the  Appointment of Kenneth
                           F. Hodak as Chief Operating Officer, dated September 29, 2005.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     NATIONAL COAL CORP.



Date:    October 3, 2005                    By:      /S/ MARK A. OLDHAM
                                                     ---------------------------
                                                     Mark A. Oldham
                                                     Chief Financial Officer


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